Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Improved First Quarter 2010 Financial Results

LITTLETON, MA—(MARKET WIRE)—May 11, 2010— Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading multi-channel retailer of equestrian products, today reported financial results for the first quarter ended March 31, 2010.

Total revenues for the first quarter of 2010 were $16.2 million, a decline of 1.1% from $16.4 million, achieved in the first quarter of 2009. Revenues from the direct channel remained constant at $11.7 million. Retail channel revenues decreased 3.3% to $4.5 million. Same store sales were down 4.3%, primarily due to severe winter weather and lost revenue days experienced in areas of normally high equestrian activity.

Adjusted EBITDA for the first three months of 2010 was $186,000 compared to $(621,000) for the first quarter of 2009. Net loss for the first quarter of 2010 improved 67% to $(193,000), or $(0.04) per share compared to $(590,000) or $(0.11) per share, in the first quarter of 2009. This improvement was primarily due to improved margins and substantial reductions in SG&A spending.

“Our stringent cost-cutting measures are continuing to produce improvements to the bottom line,” commented Stephen L. Day, president and CEO of Dover Saddlery. “The first quarter was marked by a relatively weak start, but a much stronger final month, when we mailed our new Annual Catalogs, which have been very well received. I am pleased to say that the momentum started in March is continuing as show season is now in full swing.”

Gross profit margins increased to 36% from 34.7% for the first quarter of 2009, while selling, general and administrative expenses were reduced 10.3%, or $673,000 to $5.9 million, or 36.3% of revenues.

The Company also reported the continued careful management of inventories, while maintaining optimal in-stock positions for maximum customer satisfaction.

A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Business Outlook 2010

Until there is greater long-term visibility on economic conditions and consumer behavior, the Company is not providing guidance on business prospects in 2010.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 8:30 A.M. EDT today to discuss the first quarter 2010 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/, this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2010, the prospects for continued margin and cash flow improvements, and momentum in consumer demand. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Revenues, net- direct	$11,701	$11,722
Revenues, net – retail stores	4,525	4,679

Revenues, net — total	$16,226	$16,401
Cost of revenues	10,380	10,715

Gross profit	5,846	5,686
Selling, general and administrative expenses	5,893	6,566

Loss from operations	(47)	(880)
Interest expense, financing and other related costs, net	251	312
Other investment loss, net	3	7

Loss before income tax benefit	(301)	(1,199)
Benefit for income taxes	(108)	(609)

Net loss	$(193)	$(590)

Net loss per share
Basic	$(0.04)	$(0.11)

Diluted	$(0.04)	$(0.11)

Number of shares used in per share calculation
Basic	5,264,000	5,187,000
Diluted	5,264,000	5,187,000
Other Operating Data:
Number of retail stores(1)	13	13
Capital expenditures	31	241
Gross profit margin	36.0%	34.7%

(1) Includes twelve Dover-branded stores and one Smith Brothers store; the North Kingstown, RI Dover-branded store was opened in Q1 2009.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$540	$732
Accounts receivable	571	827
Inventory	15,698	15,301
Prepaid catalog costs	1,345	1,164
Prepaid expenses and other current assets	1,246	780

Total current assets	19,400	18,804
Net property and equipment	3,295	3,365
Other assets:
Deferred income taxes	663	709
Intangibles and other assets, net	600	684

Total other assets	1,263	1,393

Total assets	$23,958	$23,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$497	$676
Accounts payable	2,720	2,305
Accrued expenses and other current liabilities	3,383	4,083
Income taxes payable	—	350
Deferred income taxes	—	22

Total current liabilities	6,600	7,436
Long-term liabilities:
Revolving line of credit	4,300	3,000
Subordinated notes payable, net	5,130	5,091
Capital lease obligation, net of current portion	173	132

Total long-term liabilities	9,603	8,223
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; issued 5,263,975 as of March 31, 2010 and December 31, 2009	1	1
Additional paid in capital	45,226	45,181
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Accumulated deficit	(31,390)	(31,197)

Total stockholders’ equity	7,755	7,903

Total liabilities and stockholders’ equity	$23,958	$23,562

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results, and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results, and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	March 31,	March 31,
	2010	2009
Net Income (loss)	$(193)	$(590)
Depreciation	186	211
Amortization of intangible assets	2	2
Stock-based compensation	45	46
Interest expense, financing and other related costs, net	251	312
Other investment loss	3	7
Benefit for income taxes	(108)	(609)

Adjusted EBITDA	$186	$(621)